SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): October 31, 2005


                             VA SOFTWARE CORPORATION


             (Exact name of Registrant as specified in its charter)


              Delaware                  0000-28369             77-0399299
  (State or other jurisdiction of      (Commission          (I.R.S. Employer
   incorporation or organization)      File Number)       Identification Number)


                              46939 Bayside Parkway
                            Fremont, California 94538


          (Address, including zip code, of principal executive offices)


               Registrant's telephone number, including area code:

                                 (510) 687-7000



          (Former name or former address, if changed since last report)

Item 4.01     Changes in Registrant's Certifying Accountant.

Resignation of BDO Seidman, LLP
-------------------------------

     As disclosed in the Current Report on Form 8-K filed by the Company on September 29, 2005, on September 23, 2005, BDO Seidman, LLP ("BDO") notified the Audit Committee of the Board of Directors of VA Software Corporation (the "Company") that it would decline to stand for re-election as the Company's independent registered public accounting firm. The decision to change accountants was not recommended or approved by the Audit Committee of the Board of Directors of the Company.

     Following the provision of notice to the Company, BDO continued to serve as the Company's independent registered public accounting firm relative to the Company's financial statements for the fiscal year ended July 31, 2005 in order to complete its audit of the Company's financial statements and internal control over financial reporting as of July 31, 2005. On October 31, 2005, the Company filed its Annual Report Form 10-K for the fiscal year ended July 31, 2005. Accordingly, BDO's resignation as the Company's independent registered public accounting firm became effective upon such filing.

     BDO's reports on the Company's consolidated financial statements for the fiscal years ended July 31, 2004 and July 31, 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

     During the fiscal years ended July 31, 2004 and July 31, 2005, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to BDO's satisfaction, would have caused BDO to make reference to the subject matter in connection with its report on the Company's consolidated financial statements for such years and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except as described below.

     During its review of the Company's interim financial statements for the fiscal third quarter ended April 30, 2005, a disagreement arose between the Company and BDO regarding the application of accounting principles, which disagreement ultimately was resolved to BDO's satisfaction. The disagreement concerned the accounting for one of the Company's volume-based sales incentive programs, specifically, whether the Company had developed sufficient historical experience to begin calculating the amount of the accrued liability pertaining to such programs based on estimated future expiration rates versus continuing to calculate the liability based on actual expirations. The Audit Committee discussed this disagreement with BDO. The Company has authorized BDO to respond fully to the inquiries of the successor independent accountant concerning the subject matter of this disagreement.

     As disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2005 (the "2005 Annual Report"), the Company's management, with the participation of the Company's chief executive officer and chief financial officer, evaluated the effectiveness of the Company's disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of July 31, 2005 and based on this evaluation, the Company's chief executive officer and chief financial officer concluded that as of July 31, 2005, the Company's disclosure controls and procedures were not effective


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


because of certain material weaknesses (the "Material Weaknesses") identified by the Company and described in the 2005 Annual Report. The Material Weaknesses were also referred to in BDO's report to the Company's Board of Directors and stockholders. The descriptions of the Material Weaknesses contained in Item 9A of the 2005 Annual Report are incorporated herein by reference. The Audit Committee discussed the Material Weaknesses with BDO. The Company has authorized BDO to respond fully to the inquiries of the successor independent accountant concerning the Material Weaknesses.

     The Company has provided BDO with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K and BDO has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of the letter from BDO to the Securities and Exchange Commission is attached hereto as Exhibit 16.1.

Appointment of Stonefield Josephson, Inc.
-----------------------------------------

     On October 10, 2005, the Audit Committee of the Board of Directors of the Company appointed Stonefield Josephson, Inc. ("Stonefield Josephson") as the Company's independent registered public accounting firm, subject to the completion of Stonefield Josephson's normal client acceptance procedures. Stonefield Josephson has completed its client acceptance procedures and as of October 31, 2005 began serving as the Company's independent registered public accounting firm.

     During the Company's two most recent fiscal years and through the date hereof, the Company did not consult Stonefield Josephson with respect to (1) the application of accounting principles to any transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Stonefield Josephson concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.    Financial Statements and Exhibits.

(c)  Exhibits.
     ---------

         16.1 Letter from BDO Seidman, LLP to the Securities and Exchange Commission dated November 3, 2005.


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

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     VA SOFTWARE CORPORATION,
                                     a Delaware corporation


Dated: November 4, 2005              By:  /s/ Kathleen R. McElwee
                                        -------------------------------------
                                          Kathleen R. McElwee
                                          Senior Vice President and
                                          Chief Financial Officer


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

                                  EXHIBIT INDEX



         Exhibit
         Number                 Description
         ------                 -----------

         16.1 Letter from BDO Seidman, LLP to the Securities and Exchange Commission dated November 3, 2005.



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